UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2026, UroGen Pharma Ltd. (the “Company”), and UroGen Pharma, Inc., as the borrower (the “Borrower” and, together with the Company, collectively, the “Credit Parties”), entered into a loan agreement (the “Loan Agreement”) with BPCR Limited Partnership (as a “Lender”), BioPharma Credit Investments V (Master) LP (as a “Lender”), and BioPharma Credit PLC, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), pursuant to which the Lenders agreed to make term loans to the Borrower in an aggregate principal amount of up to $250,000,000, to be advanced in two tranches (the “Term Loans”). The first tranche (the “Tranche A Loan”) in the amount of $200,000,000 was funded on the effective date of the Loan Agreement (the “Tranche A Closing Date”). The second tranche (the “Tranche B Loan”) of $50,000,000 will be advanced following the Borrower’s election, to be made no later than June 30, 2027, subject to customary conditions and fees payable upon the funding thereof. The Term Loans will mature on the 5th year anniversary of the Tranche A Closing Date (“Maturity Date”). The proceeds of the Tranche A Loan will be used (i) to refinance our existing term loan facility with the Lenders and the Collateral Agent, which had an outstanding principal amount of $125,000,000 and (ii) to fund the Credit Parties’ general corporate and working capital requirements. The proceeds of the Tranche B Loan may be used to fund the Credit Parties’ general corporate and working capital requirements.

All outstanding obligations with respect to the Term Loans bear interest at a fixed rate of 8.25% per annum, which interest is payable quarterly in arrears. Repayment of outstanding principal of the Term Loans will be made in four equal quarterly payments of principal (together with any accrued but unpaid interest and certain fees due upon repayment, as applicable) commencing in the first quarter of 2030. Additionally, the Borrower may elect to prepay the Term Loans in whole prior to the Maturity Date with such prepayments being, subject to the Exit Fee (as defined below).

The Borrower will pay to the Lenders a funding fee equal to 1.50% of the Lenders’ total committed amount to fund the Tranche A Loan and Tranche B Loan, payable on the Tranche A Closing Date and the Tranche B Closing Date, respectively. Additionally, upon any repayment of principal in respect of the Term Loans, including pursuant to the quarterly installments payable in 2030, earlier acceleration or voluntary prepayment, the Borrower must pay an exit fee equal to 1% of the principal amount being repaid (the “Exit Fee”). In addition to the Exit Fee, prepayments of the Tranche A Loan prior to the 1st anniversary of the Tranche A Closing Date and prepayments of the Tranche B Loan prior to the 1st anniversary of the Tranche B Closing Date, as applicable, are subject to a makewhole amount equal to the sum of all interest that would have accrued through such 1st anniversary (the “Makewhole Amount”). If the Term Loans are accelerated following the occurrence of an event of default, the Borrower shall immediately pay to Lenders the sum of all obligations for principal, interest, the Exit Fee and any applicable Makewhole Amount. The

Borrower is also required to prepay the Term Loans upon a change of control and prior to certain prepayments or redemptions of permitted convertible debt, subject to exceptions for refinancings and conversions or exchanges for equity.

The obligations of the Borrower under the Loan Agreement are guaranteed by the Company, subject to customary limitations on parent guarantees under Israeli law, and are secured by substantially all of the respective Credit Parties’ tangible and intangible assets and property, including intellectual property, subject to certain exceptions.

The Loan Agreement contains customary affirmative and restrictive covenants and representations and warranties. The Credit Parties are bound by certain affirmative covenants setting forth actions that are required during the term of the Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, the Credit Parties are bound by certain restrictive covenants setting forth actions that are not permitted to be taken during the term of the Loan Agreement without Lender’s prior written consent, including, without limitation, (i) selling or disposing of assets, including certain intellectual property, (ii) amending, modifying or waiving certain material agreements or organizational documents, (iii) consummating certain change in control transactions, (iv) incurring certain additional indebtedness, (v) incurring any non-permitted lien or other encumbrance on the Credit Parties’ assets, (vi) paying dividends or making any distribution or payment on or redeeming, retiring or purchasing any equity interests, and (vii) making payments of certain subordinated indebtedness. The Loan Agreement does not contain any financial covenants. The Loan Agreement also contains the following customary events of default: (i)the Borrower’s failure to pay principal, interest and other amounts when due, (ii) the Credit Parties’ breach of the covenants under the Loan Agreement, (iii) the occurrence of a material adverse change, (iv) certain attachments of the Credit Parties assets and restraints on their business, (v) certain bankruptcy or insolvency events, (vi) cross-default of third-party indebtedness, (vii) the failure by the Credit Parties to pay judgements rendered against them, (viii) material misrepresentations, (ix) the loan documents ceasing to create a valid security interest in a material portion of the Collateral, (x) the occurrence of certain ERISA events, and (xi) a material default or breach under any intercreditor or subordination agreement by any parties thereto. Upon the occurrence of an event of default, the Lenders may, among other things, accelerate the Borrower’s obligations under the Loan Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above with respect to the Loan Agreement is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2026	UROGEN PHARMA LTD.

	By:	/s/ Chris Degnan
Chris Degnan
Chief Financial Officer